Exhibit 99.(j)(2)

Reserve Short-Term Investment Trust

Power of Attorney

Each of the undersigned, Bruce R. Bent, Santa Albicocco, Ronald J. Artinian, Joseph D. Donnelly, Edwin Ehlert, Jr., William J. Montgoris, Frank J. Stalzer, William E. Viklund and Stephen P. Zieniewcz, the Trustees, and Bruce R. Bent, Bruce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, the Officers of the Reserve Short-Term Investment Trust, a registered investment company (the “Trust”), hereby authorizes each of Bruce R. Bent, Bruce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments) for each series of the Trust and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: May 9, 2007

/s/ Bruce R. Bent	Chairman, President, Treasurer and Trustee (principal executive
Bruce R. Bent	officer)

/s/ Bruce R. Bent II	Co-Chief Executive Officer, Senior Vice President and Assistant
Bruce R. Bent II	Treasurer

/s/ Arthur T. Bent III	Co-Chief Executive Officer, Senior Vice President, Assistant
Arthur T. Bent III	Secretary

/s/ Patrick J. Farrell	Chief Financial Officer
Patrick J. Farrell	(principal financial officer)

/s/ Santa Albicocco	Trustee
Santa Albicocco

/s/ Ronald J. Artinian	Trustee
Ronald J. Artinian

/s/ Joseph D. Donnelly	Trustee
Joseph D. Donnelly

/s/ Edwin Ehlert, Jr.	Trustee
Edwin Ehlert, Jr.

/s/ William J. Montgoris	Trustee
William J. Montgoris

/s/ Frank J. Stalzer	Trustee
Frank J. Stalzer

/s/ William E. Viklund	Trustee
William E. Viklund

/s/ Stephen P. Zieniewicz	Trustee
Stephen P. Zieniewicz